UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2012

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2012, AcelRx Pharmaceuticals, Inc. (“AcelRx”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”) pursuant to which it agreed to sell and issue an aggregate of 2,922,337 shares of common stock and warrants to purchase up to 2,630,103 shares of common stock (the “Private Placement”). The per unit purchase price of a share of common stock and a warrant to purchase 0.9 of a share of common stock is (i) $3.40 for non-affiliated purchasers and (ii) $3.5125 for affiliated purchasers. AcelRx anticipates raising gross proceeds of approximately $10.0 million. The warrants will be exercisable at an exercise price of $3.40 per share, which is equal to the closing consolidated bid price of the common stock on May 29, 2012, as reported on the Nasdaq Global Market. The warrants become exercisable six months from the date of issuance and expire five years from the date of issuance. Certain entities affiliated with Mark Wan and Stephen J. Hoffman, members of AcelRx’s board of directors, have agreed to invest in the Private Placement. The Private Placement is subject to customary closing conditions and is expected to close during the week of May 28, 2012. Cowen and Company, LLC served as lead placement agent and JMP Securities served as co-placement agent in the Private Placement.

In connection with the Private Placement, AcelRx has agreed to file within 30 days after the closing one or more registration statements registering for resale the shares of common stock and shares of common stock issuable upon exercise of the warrants sold in the Private Placement.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The issuance will be made in reliance on Rule 506 promulgated under the Securities Act, without general solicitation or advertising. Each Purchaser represented that it is an accredited investor with access to information about AcelRx sufficient to evaluate the investment and that the common stock and warrants are being acquired without a view to distribution or resale in violation of the Securities Act. A Form D filing will be made in accordance with the requirements of Regulation D.

The foregoing descriptions of the Purchase Agreement and warrants are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and form of warrant, which are filed as Exhibit 10.23, and Exhibit 4.8, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

On May 30, 2012, AcelRx issued a press release announcing the Private Placement described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.8	Form of Warrant.

10.23	Form of Securities Purchase Agreement, dated May 29, 2012.

99.1	Press Release dated May 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012

ACELRX PHARMACEUTICALS, INC.

	By:	/s/ James H. Welch
	Name:	James H. Welch
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.8	Form of Warrant.

10.23	Form of Securities Purchase Agreement, dated May 29, 2012.

99.1	Press Release dated May 30, 2012.